Exhibit 5.1

June 26, 2017

Digimarc Corporation

9405 SW Gemini Drive

Beaverton, Oregon 97008

Ladies and Gentlemen:

We have acted as counsel to Digimarc Corporation, an Oregon corporation (the “Company”), in connection with the issuance and sale of 500,000 shares (the “Shares”) of the Company’s common stock $0.001 par value per share (the “Common Stock”), pursuant to a Purchase Agreement, dated June 23, 2017, between the Company and the investor signatory thereto (the “Purchase Agreement”). Rights to purchase shares of the Company’s common stock (the “Rights”) under the Rights Agreement, dated July 31, 2008, between the Company and Broadridge Corporate Issuer Solutions, Inc., as successor Rights Agent to Computershare Trust Company, N.A., as amended, are associated with the Shares. The Shares will be issued pursuant to the Company’s Registration Statement on Form S-3 (No. 333-218300) as filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) and the related prospectus dated June 9, 2017 and prospectus supplement dated June 26, 2017 (collectively, the “Prospectus”).

We have examined the Registration Statement, the Prospectus, the Purchase Agreement and other instruments, certificates, records and documents, matters of fact and questions of law that we have deemed necessary for the purposes of this opinion. In our examination, we have assumed the authenticity of documents submitted to us as originals and the genuineness of all signatures, the conformity to the original documents of all documents submitted to us as copies, and the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, certificates, records and documents we have reviewed.

Based upon the foregoing, we are of the opinion that the Shares and the associated Rights have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with the terms of the Purchase Agreement and the Registration Statement, the Shares and the associated Rights will be validly issued, and the Shares will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated June 26, 2017, incorporated by reference into the Registration Statement, and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or related rules, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or related rules.

Digimarc Corporation

June 26, 2017

Very Truly Yours,

/s/ PERKINS COIE LLP

PERKINS COIE LLP